Exhibit 99.1

FOR IMMEDIATE RELEASE

International Flavors and Fragrances, Inc.

NEWS RELEASE

IFF STRENGTHENS FIRST QUARTER 2010 OUTLOOK

Local Currency Sales Trending to Low Double-Digit Growth

Adjusted Quarterly EPS Near Record Levels

NEW YORK, N.Y., March 29, 2010 – International Flavors & Fragrances Inc. (NYSE: IFF), a leading global creator of flavors and fragrances for consumer products, today announced that improving business trends are driving better than anticipated financial results for the first quarter of 2010.

Local currency sales is trending to low double-digit growth, as all categories, including Fine Fragrance, are showing significant improvements versus the year-ago period.  Trends in the emerging markets continue to be strong, particularly Greater Asia, where every category is experiencing double-digit growth.  The effects on margin have been positive and as a result, adjusted quarterly EPS is expected to be near record levels.

“IFF continues to execute a successful strategy that enables us to generate strong financial results,” said Doug Tough, Chairman and Chief Executive Officer.  “We are seeing a significant improvement in our business segments, including double-digit growth in the Fine Fragrance category.  While we continue to see strong commercial performance relative to new customer business, a portion of this improvement can be attributed to favorable comparisons versus the year ago period as well as some elements of customer restocking.”

The Company expects to webcast its first quarter 2010 earnings conference call with financial analysts and investors on Thursday, May 6, 2010 at 10:00 a.m. ET.  The live webcast will be accessible through the Company's website at www.iff.com.  A replay of the conference call will be archived and available online through the Investor Relations section of the site.

Mr. Tough added, “As we have realized some benefit of customer restocking, we continue to be mindful that this may well be an isolated event, as economic conditions remain fluid.  As a result, we plan to monitor our performance as we look to make targeted investments to strengthen our marketplace position throughout the balance of the year.”

About IFF

International Flavors & Fragrances Inc. (NYSE: IFF), is a leading global creator of flavors and fragrances used in a wide variety of consumer products and packaged goods.  Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, confectionery and food products.  The Company leverages its competitive advantages of brand understanding and consumer insight combined with its focus on R&D and innovation, to provide customers with differentiated product offerings.  A member of the S&P 500 Index, IFF has sales, manufacturing and creative facilities in 32 countries worldwide. For more information, please visit our website at www.iff.com.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Our outlook for the first quarter is based on the Company's preliminary estimates and is subject to our forward looking statement accompanying this report and does not represent a guarantee of future performance. This outlook is based on our preliminary estimates made in good faith and, along with other statements included in this report that are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995.

Such forward-looking statements are based on management’s current assumptions, estimates and expectations. Certain of such forward-looking information may be identified by such terms as ”expect”, “anticipate”, “believe”, “outlook”, “guidance”, “may” and similar terms or variations thereof. All information concerning future revenues, tax rates or benefits, interest and other savings, earnings and other future financial results or financial position, constitutes forward-looking information. Such forward-looking statements involve significant risks, uncertainties and other factors. Actual results of the Company may differ materially from any future results expressed or implied by such forward-looking statements. Such factors include, among others the following: general economic and business conditions in the Company’s markets, especially given the current disruption in global economic conditions, including economic and recessionary pressures; energy and commodity prices; decline in consumer confidence and spending; significant fluctuations in the value of the U.S. dollar; population health and political uncertainties, and the difficulty in projecting the short and long-term effects of global economic conditions; fluctuating interest rates; continued volatility and deterioration of the capital and credit markets and any adverse impact on our cost of and access to capital and credit; fluctuations in the price, quality and availability of raw materials; the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company’s principal foreign markets, especially given the current disruptions to such currency markets, and the impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; the outcome of uncertainties related to litigation; the impact of possible pension funding obligations and increased pension expense on the Company’s cash flow and results of operations; and the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by U.S. and foreign governments. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.

Any public statements or disclosures by IFF following this report that modify or impact any of the forward-looking statements contained in or accompanying this report will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this report.

Certain other factors which may impact our financial results or which may cause actual results to differ from such forward-looking statements are also discussed in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the IFF website at www.iff.com under “Investor Relations”.  You are urged to carefully consider all such factors.
Investor Contact:

Michael DeVeau
212-708-7164